Exhibit 10.1

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into to be effective as of December 22, 2017 by and between Mid-Con Energy Properties, LLC, a Delaware limited liability company (“Seller”), and Exponent Energy III LLC, a Delaware limited liability company (“Buyer”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement, dated November 8, 2017 (the “Agreement”); and

WHEREAS, the Seller and Buyer desire to amend the terms of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual premises set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Section 1.The term “Effective Time” as defined in Section 1 is hereby amended and restated in its entirety as follows:

“‘Effective Time’ means the Closing Date.”

2.Section 2.3.  Section 2.3 of the Agreement is hereby amended and restated in its entirety as follows

“Equipment. – All personal property, fixtures and improvements and facilities, spare parts and inventory (including those items identified on Schedule 2.3) (insofar as the same are located on the Interests or to the extent the same are primarily used or held for use in connection with the operations of the Assets or the production of Hydrocarbons therefrom), equipment, pipelines, pipeline laterals, well pads, tank batteries, well heads, treating equipment, compressors, power lines, casing, tubing, pumps, motors, gauges, meters, valves, heaters, treaters, and separators appurtenant to the Interests, Wells or used in connection with the ownership or operation of the Interests, Wells or the production, gathering, transportation, storage, treatment, sale or disposal of Hydrocarbons, including, but not limited to, facilities, plants, treating and processing systems, casing, pipelines and flow lines owned by Seller or any affiliate, situated on or used by any of the Leases or Wells as of October 1, 2017 (collectively, the “Equipment”).”

3.Section 3.1.Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Buyer agrees to pay Seller for the Assets the total sum of Twenty-Two Million Twelve Thousand One Hundred Ninety-Six and No/100 Dollars ($22,012,196.00) (“Base Purchase Price”) to be paid by direct bank deposit or wire transfer in same day funds at Closing, subject only to the price adjustments set forth in this Agreement and shown on the Closing Settlement Statement.”

Exhibit 10.1

4.Section 3.2.Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Buyer has deposited with SunTrust Bank a deposit in the amount of $1,250,000.00 (the “Deposit”), which Deposit is part of the Base Purchase Price. At Closing, Seller and Buyer shall jointly instruct the Escrow Agent to wire the Deposit to Seller.”

5.Exhibit “C”.The Allocated Values reflected on Exhibit “C” of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

6.Closing Settlement Statement. Pursuant to Section 10.3 of the Agreement, Seller and Buyer agree that the settlement statement set forth on Exhibit B attached hereto shall constitute the Closing Settlement Statement.

7.Closing. Seller and Buyer agree that the Closing shall occur on December 22, 2017 at the offices of McAfee & Taft A Professional Corporation, Two W. Second Street, Suite 1100, Tulsa, Oklahoma 74103.

8.Section 13.2.  Section 13.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Proration of Income and Expenses

- Except as otherwise provided in this Agreement, all proceeds (including proceeds held in suspense or escrow), receipts, credits, and income attributable to the Assets for all periods of time prior to the Effective Time shall belong to Seller, and all proceeds, receipts, credits, and income attributable to the Assets for all periods of time from and after the Effective Time shall belong to Buyer.  Except as otherwise provided in this Agreement, all costs, expenses, disbursements, and obligations attributable to the Assets for periods of time prior to the Effective Time shall be the obligation of Seller, and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer for and hold Buyer harmless from and against same.  Notwithstanding anything else to the contrary contained herein, all income and expenses attributable to the Nipp Multi-Unit Spacing/Pooling (Cause 201409158 and 201603858) and the drilling of the well located in Sections 14 and 11-6S-2W, Love County, Oklahoma shall belong to Buyer, whether such income or expense arose prior to or after the Effective Date.  Except as otherwise provided in this Agreement, all costs, expenses, disbursements and obligations attributable to the Assets for periods of time from and after the Effective Time shall be the obligation of Buyer, and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same.”

9.Section 16.4.  Section 16.4(vii) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) claims related to an environmental matter arising prior to the Effective Time not known by Buyer prior to Closing and (b) claims related to an environmental matter arising

Exhibit 10.1

prior to the Effective Time and asserted by Buyer through an Environmental Notice delivered prior to Closing.”

10.Section 16.5.  Section 16.5 of the Agreement is hereby amended and restated in its entirety as follows:

“Limitation on Indemnification – Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to indemnify Buyer unless, and then only to the extent that, (i) any individual claim exceeds Thirty Thousand and No/100 U.S. Dollars ($30,000.00) per item and (ii) the aggregate Losses to which Buyer would be entitled to indemnification (but for the provision of this Section 16.5) exceed a deductible (and not a threshold) equal to one percent (1%) of the Base Purchase Price, except that claims related to an environmental matter arising prior to the Effective Time and asserted by Buyer through an Environmental Notice delivered prior to Closing shall not be subject to such individual Thirty Thousand and No/100 U.S. Dollars ($30,000.00) threshold, nor be subject to the one percent (1%) of the Base Purchase Price deductible. Notwithstanding anything to the contrary contained herein, Seller’s aggregate liability for indemnification under Section 16.4(i) through (vii) above shall not exceed fifty percent (50%) of the Base Purchase Price.

11.Reviver, No Other Amendments.  The Parties hereby revive the Agreement and except as amended and modified herein, the Agreement continues in full force and effect.

12.Purchase Price Adjustment.  The Parties acknowledge and agree that the reduction in the Base Purchase Price set forth in Paragraph 3 above is not an Environmental Adjustment pursuant to Section 8.2(a) of the Agreement.

13.Execution.  This Amendment may be executed in identical original counterparts or by facsimile signatures and such counterpart or facsimile signatures shall have the same force and effect as though originally executed in a single document.

[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first mentioned above.

SELLER:

MID-CON ENERGY PROPERTIES, LLC

By: Mid-Con Energy Partners, LP,

Its Sole Member

By: Mid-Con Energy GP, LLC,

Its General Partner

By: /s/Charles L. McLawhorn, III

Name: Charles L. McLawhorn, III

Title: Vice President & General Counsel

BUYER:

EXPONENT ENERGY III, LLC

By: /s/Christopher Bird

Name: Christopher Bird

Title: Managing Member

Signature Page to Amendment to Purchase and Sale Agreement

Exhibit 10.1

EXHIBIT A

Allocated Values

Unit	$
Van Buskirk	$205,000
Peyrot	$1,477,000
Highlands Unit	$10,096,000
SE Hewitt Unit	$2,173,000
Pinkerton #1 & #3	$77,000
Cowan	$0
Eastman Hills Unit	$89,000
Banks	$18,000
Davis	$0
Battle Springs Unit	$5,706,000
Ardmore West Deese Sand Unit	$112,000
Twin Forks Unit	$2,058,196
Jewell	$0
Total	$22,012,196

Exhibit 10.1

EXHIBIT B

Seller:	Effective Date:	12/22/2017
Mid-Con Energy Partners, LP	Closing Date:	12/22/2017

Buyer:
Exponent Energy III LLC

Purchase Price	Art 3.1	22,012,196

Increases to purchase price:
AR per Schedule 11.5	Art 11.5	67,129
Total increases		67,129

Decreases to purchase price:
Revenue in suspense per Schedule 11.5	Art 3.3 (b) (ix) & 11.5	79,325
Total decreases		79,325

Adjusted purchase price - Amount due sellers		22,000,000
Less earnest money in escrow	Art 3.2	-
Amount due sellers at closing 12/22/2017		22,000,000